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                             EMPLOYMENT AGREEMENT
                             --------------------


         THIS AGREEMENT is made and entered into this _______ day of ______________, 1998, by and between United States Financial Group, Incorporated, having its principal place of business at 110 Wall Street, New York, NY 10005, hereinafter referred to as the "Employer", and Mohammad Ali Khan, hereinafter referred to as the "Employee."

1. Employment. The Employer hereby agrees to employ the Employee in the capacity of an officer of the Employer as is determined from time to time by the Board of Directors of United States Financial Group, Incorporated, upon the terms and conditions set out herein.

2. Term. The term of this Agreement shall commence on the first day upon completion of the Initial Public Offering of the Company, and shall terminate five years from such date. This Agreement shall automatically renew each year thereafter, unless either party gives sixty (60) days written notice to the other party of his intent not to renew for an additional period.

3. Compensation. The Employer shall pay the Employee, as compensation for the services rendered by the Employee, a salary of $350,000 per year, payable every two weeks. Salary payments shall be subject to withholding and other applicable taxes. Employee shall be paid a bonus, as determined by the Board of Directors or the Compensation Committee thereof, for strategic acquisitions or mergers in which Employee participates, and a stock bonus, as determined by the Board of Directors or the Compensation Committee thereof, for profitable operations of the Company. Employer shall provide Employee with the present Company medical plan.

4. Expenses. The Company will provide Employee with a suitable automobile or shall, in lieu of being furnished with a Company automobile, receive a monthly automobile allowance of not less than $550.00. The Company shall also reimburse Employee for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. Employee shall present to the Company from time to time an itemized account of such expenses in any form required by the Corporation. Such expenses shall be subject to review by the Audit Committee of the Board of Directors.

5. Duties. The Employee shall perform, for the Employer, the duties set out in the attached Exhibit "A" or such other similar duties as defined by the Board of Directors.

6. Extent of Services. The Employee shall devote at least 90% of his time, attention, and energies to the Employer's business and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. The Employee further agrees that he will perform all of the duties assigned to him to the best of his ability and in a manner satisfactory to the Employer, that he will truthfully and accurately maintain all records,

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         preserve all such records, and make all such reports as the Employer may require; that he will fully account for all money and all of the property of the Employer of which he may have custody and will pay over and deliver the same whenever and however he may be directed to do so.

7. Notices. Any notice required or desired to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to his residence in the case of the Employee, or to its principal place of business, in the case of the Employer.

8. Waiver of Breach. The waiver by the employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless in writing and signed by the Employer.

9. Assignment. The Employee acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

10. Death during Employment. If the Employee dies during the term of employment, the Employer shall pay to the estate of the Employee one full month of compensation which would otherwise be payable to the Employee if the Employee were alive. In addition, the Employer shall allow the Estate of the Employee to maintain the ownership of any interest the Employee had in any and all distributorships.

11. Vacations. The Employee shall be entitled each year to vacation and personal leave suitable and appropriate to his position. During this time his compensation shall be paid in full.

12. Termination by Employee. The Employee may not terminate this Agreement without cause. This Agreement and the employment of the Employee may be terminated by either party with stated cause upon 30 days' written notice given by either party to the other within 12 months from the date of commencement of employment hereunder, or upon 90 days' written notice with stated cause thereafter. Termination for cause shall include, but not necessarily be limited to (i) Employee's failure, refusal or inability to perform satisfactorily the services required of him by the Board of Directors; (ii) Employee's commitment of an offense of moral turpitude or offense under federal, state or local laws; and (iii) commission by Employee of an act of disloyalty against the Corporation or the violation by Employee of any provision of this Agreement.

13. Entire Agreement. This Agreement contains the entire understanding of the parties. It may be changed only by an Agreement in writing, signed by the parties hereto.





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14.      Governing Law. This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of New York. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in New York County, State of New York. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.


15. Indemnity. The Employer shall indemnify the Employee and hold him harmless for any acts or decisions made by him in good faith while performing services for the Employer and will use its best efforts to obtain coverage for the Employee under any insurance policy now in force or hereinafter obtained during the term of this Agreement covering the other officers, and/or employees of the Employer against lawsuits. Employer shall pay all expenses, including attorney's fees, actually and necessarily incurred by the Employee in connection with any appeal thereon, including the cost of court settlements.

16. Working Facilities. The Employee shall be provided such facilities and services as are suitable to his position and appropriate for the performance of his duties.

17. Contractual Procedures. Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.



United States Financial Group, Incorporated.


                                                       ------------------------
By:                                                     Mohammad Ali Khan
   ------------------------
Its:
    -----------------------




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                                 EXHIBIT "A"
                                 -----------
                              Duties of Employee
                              ------------------